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As  filed  with  the  Securities  and  Exchange  Commission  on January 19, 2000

                                               Registration  no.  333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                      ____________________________________

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________

                             BERENS INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                   NEVADA                               87-05065948
       (State or other jurisdiction                 (I.R.S. Employer
            of incorporation or                    Identification Number)
                organization)

       701 N. Post Oak Road, Suite 350                  Marc I. Berens
           Houston, Texas 77024                 701 N. Post Oak Road, Suite 350
             (713) 682-7400                          Houston, Texas 77024
    (Address, including zip code, and                  (713) 682-7400
      telephone number, including            (Name, address, including zip code,
        area code, of registrant's            and telephone number, including
      principal executive offices)             area code, of agent for service)


                G. JAMIESON BRYAN NON-QUALIFIED OPTION AGREEMENT
                 SHERONDA HOLMES NON-QUALIFIED OPTION AGREEMENT
                 KEVIN WILLCUTTS NON-QUALIFIED OPTION AGREEMENT

                            (Full Title of the Plans)
                                _________________
                                    copy to:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                             1111 Bagby, 24th Floor
                              Houston, Texas 77002
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                                _________________

                                 CALCULATION OF REGISTRATION FEE
===================================================================================================
      TITLE OF             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
   SECURITIES TO BE          AMOUNT BEING       OFFERING PRICE        AGGREGATE       REGISTRATION
     REGISTERED             REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)        FEE
------------------------  ------------------  ------------------  ------------------  -------------
Common Stock, par value
 .001 per share. . . . .              60,500  $             1.00  $           60,500   $         16
                          ------------------  ------------------  ------------------  -------------

   TOTAL                                                                              $         16
===================================================================================================

(1)     Pursuant  to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends  or  similar  transactions.

(2)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to  Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the OTC Electronic  Bulletin  Board  on  January  14,  2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

          The following documents filed by the company with the SEC are Incorporated herein by reference:

          1. The company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, or, either (1) the company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the company's latest fiscal year for which such statements have been filed, or (2) the company's effective registration statement on Form 10-SB filed under the Exchange Act containing audited financial statements for the company's latest fiscal year;

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

          3. The description of the common stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES

          Not  Applicable

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

          Brewer & Pritchard, P.C., counsel to the company, has passed upon the legality under the law of the State of Nevada, the state in which the company is incorporated, of the common stock of the company being offered hereby. Principals of Brewer & Pritchard, P.C. own 4,000 shares of the company's common stock.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Section 78.7502 of the Nevada General Corporation Law allows the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any amounts if it is later determined that the person was not entitled to be indemnified by the Company.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

          Not  applicable.

ITEM  8.  EXHIBITS

          The following exhibits are filed as part of this registration statement:

EXHIBIT  NO.     IDENTIFICATION  OF  EXHIBIT
------------     ---------------------------

      4.1(2)     -  Common  Stock  Specimen
      5.1(1)     -  Opinion  Regarding  Legality
     10.1(1)     -  G.  Jamieson  Bryan  Non-Qualified  Option  Agreement
     10.2(1)     -  Sheronda  Holmes  Non-Qualified  Option  Agreement
     10.3(1)     -  Kevin  Willcutts  Non-Qualified  Option  Agreement
     23.1(1)     -  Consent  of  Counsel  (included  in  Exhibit  5.1)
     23.2(1)     -  Consent of Ham, Langston, & Brezina, independent public accountants
_____________________
(1)    Filed  herewith.
(2)    Filed previously on registration statement Form 10-SB SEC File No.0-22711

ITEM  9.   UNDERTAKINGS

          (a)  The  undersigned  registrant  hereby  undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                              Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
                              Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of January 2000.

                                        BERENS  INDUSTRIES,  INC.


                                        By:  /s/  Marc  I.  Berens     .
                                          ------------------------------
                                        MARC I. BERENS, Chief Executive Officer


                           ____________________________



     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



Signature                     Title                         Date
---------                     -----                         ----


 /s/  Marc  I.  Berens        Chief  Executive  Officer     January  17,  2000
----------------------        and  Director
MARC  I.  BERENS



 /s/  Yolana  Berens          Director                      January  17,  2000
--------------------
YOLANA  BERENS



 /s/  William  Ranshaw        Director                      January  17,  2000
----------------------
WILLIAM  RANSHAW

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